UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 237-2279

1960 S. 4250 West, Salt Lake City, UT 84104

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 10, 2018, and pursuant to Article II, Section 1.B of the Company’s Bylaws, the Board approved an increase in the number of persons comprising the Board from eight to nine by adding one new director position to Class I of the Board, and the Board elected Minnie Baylor-Henry a director of the Company to fill the vacancy in Class I of the Board. The Board determined that Ms. Baylor-Henry is “independent” pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has not made a decision regarding Board committee assignments for Ms. Baylor-Henry.

Minnie Baylor-Henry is a regulatory affairs leader who provides regulatory strategic support services to life sciences companies through her consulting firm, B-Henry & Associates. Before starting her consulting company, Ms. Baylor-Henry was employed by Johnson & Johnson (“J&J”) and members of the J&J health care group in a number of positions, including: Worldwide Vice President Regulatory Affairs - Medical Devises for J&J from January 2011 to March 2015; Vice President - Medical & Regulatory Affairs – Specialty Pharmaceuticals, and Vice President-Regulatory Affairs – Over-the-Counter Products for McNeil Consumer Health Care from August 2003 to October 2008; and, Senior Director, Regulatory Affairs for RW Johnson Pharmaceutical Research & Development Corporation from July 1999 to August 2003. From October 2008 to October 2010, Ms. Baylor-Henry served as the National Director Regulatory Affairs Life Sciences for Deloitte. For eight years prior to August 1999, Ms. Baylor-Henry served in several positions with the U.S. Food & Drug Administration, including Director/Branch Chief – Division of Drug Marketing, Advertising and Communications, National Health Fraud Coordinator – Office of Regulatory Affairs/ Federal/ State Relations, and Regulatory Review Officer. From July 2018, to the present Ms. Baylor-Henry has served as a director of scPharmaceuticals, Inc., a publicly-held company engaged in the business of developing technologies that enable the subcutaneous administration of therapies that have previously been limited to intravenous delivery. Ms. Baylor-Henry received her pharmacy degree from Howard University’s College of Pharmacy and a law degree from Catholic University’s Columbus School of Law.

In consideration of Ms. Baylor-Henry’s agreement to join the Board the Company approved the grant to her of 8,975 restricted stock units for an equal number of common shares that vest in three annual installments commencing December 10, 2019, subject to continued service as a director, and an option to purchase 19,329 shares of the Company’s common stock exercisable over a term of 10 years that vest in three annual installments commencing December 10, 2019, subject to continued service as a director. The restricted stock units and option were issued under the Company’s 2019 Equity Incentive Plan (the “Plan”), and the option exercise price is $13.65 per share, which is fair value determined under the Plan. Ms. Baylor-Henry will also be entitled to participate in the annual compensation package the Company provides to its non-employee directors.

Item 7.01	Regulation FD Disclosure

On December 11, 2018, the Company issued a press release announcing Ms. Baylor-Henry’s election to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 11, 2018, entitled “PolarityTE Announces Former FDA Official and Johnson & Johnson Executive Minnie Baylor-Henry Joins Board of Directors.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: December 11, 2018	/s/ Paul Mann
Paul Mann
Chief Financial Officer

3